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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 13, 2006

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)


          Nevada                     000-32741                  84-1394211
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)


13-01 Pollitt Drive, Fair Lawn, NJ                            07410
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(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (201) 703-2299
        -----------------------------------------------------------------

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.03 below for a description of the material terms of 10% unsecured, convertible, subordinated promissory notes issued by Vyteris Holdings (Nevada), Inc. and Spencer Trask Specialty Group, LLC, and a letter agreement with respect to Vyteris Holdings (Nevada), Inc. undertaking to use its best efforts to modify the conversion price of its Series B Convertible Preferred Stock.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 13, 2006, pursuant to a Note Purchase Agreement dated February 13, 2006, Spencer Trask Specialty Group, LLC ("STSG") made a loan of $500,000 to Vyteris Holdings (Nevada), Inc. (the "Company") and the Company issued to STSG a 10% unsecured, convertible, subordinated promissory note in principal amount of $500,000 (the "February 13 Note"). The February 13 Note: (i) matures on December 1, 2008, unless that date is extended in writing by STSG, in its sole discretion; (ii) bears interest at a rate equal to 10% per annum based on a 360 day year, payable in cash on a semi-annual basis commencing with the semi-annual period ended June 30, 2006 (subject to the terms of the subordination agreement previously entered into between STSG and the lenders in the Company's August 19, 2005, debentures transaction (the "Subordination Agreement")); (iii) bears interest at a rate equal to an additional 3% to the extent that the Company has defaulted on any payment thereunder when due; (iv) is convertible at any time (principal and interest) into shares of common stock of the Company at a conversion price of $2.40 per share; (v) is convertible into the Company's next private financing of equity or debt securities yielding aggregate gross proceeds (exclusive of conversion of the February 13 Note) to the Company of at least $1,000,000; (vi) is expressly and fully subordinated to the payment in full of the debentures issued by the Company on August 19, 2005. The Company did not issue warrants to STSG with respect to this $500,000 loan. The Company also entered into a registration rights agreement with STSG pursuant to which STSG was granted piggy-back registration rights with respect to the shares of common stock into which the February 13 Note is convertible.

On February 16, 2006, pursuant to a Note Purchase Agreement dated February 16, 2006, STSG made a loan of $500,000 to the Company and the Company issued to STSG a 10% unsecured, convertible, subordinated promissory note in principal amount of $500,000 (the "February 16 Note"). The February 16 Note: (i) matures on December 1, 2008, unless that date is extended in writing by STSG, in its sole discretion; (ii) bears interest at a rate equal to 10% per annum based on a 360 day year, payable in cash on a semi-annual basis commencing with the semi-annual period ended June 30, 2006 (subject to the terms of the Subordination Agreement); (iii) bears interest at a rate equal to an additional 3% to the extent that the Company has defaulted on any payment thereunder when due; (iv) is convertible at any time (principal and interest) into shares of common stock of the Company at a conversion price of $2.40 per share; (v) is convertible into the Company's next private financing of equity or debt securities yielding aggregate gross proceeds (exclusive of conversion of the February 16 Note) to the Company of at least $500,000; (vi) is expressly and fully subordinated to the payment in full of the debentures issued by

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the Company on August 19, 2005. The Company did not issue warrants to STSG with respect to this $500,000 loan. The Company also entered into a registration rights agreement with STSG pursuant to which STSG was granted piggy-back registration rights with respect to the shares of common stock into which the February 16 Note is convertible.

As an inducement to STSG to make the February 16, 2006, $500,000 loan, after negotiation with STSG, the Company entered into a letter agreement with STSG pursuant to which the Company agreed to use its best efforts to take all necessary and appropriate action to amend its articles of incorporation to reduce the conversion price of its Series B Convertible Preferred Stock (of which STSG is the principal holder) from $7.159904 per share to $1.00 per share, subject to the following conditions: (i) as a result of the issuance of securities by the Company in its next round of financing, the conversion price of the debentures issued by the Company on August 19, 2005, has already been reduced to $1.00; and (ii) all consents, including, without limitation, stockholder consent, necessary to permit the charter amendment and the actions described therein shall have been received by the Company. The Company has 7,500,000 shares of Series B Convertible Preferred Stock outstanding.

STSG is subject to the Subordination Agreement, which subordinates all obligations of the Company to STSG to the Company's obligations under the debentures issued by the Company on August 19, 2005.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         VYTERIS HOLDINGS  (NEVADA), INC.


                         By: /s/ Timothy McIntyre
                             --------------------------------------------
                             Name: Timothy McIntyre
                             Title: President and Chief Executive Officer


Dated: February 17, 2006